Exhibit 99.1

NEWS RELEASE

FOR IMMEDIATE RELEASE

HOUSTON and LONDON, August 21, 2018

LyondellBasell Completes Acquisition of A. Schulman, Inc.

Company announces new Advanced Polymer Solutions business segment

HOUSTON and LONDON, August 21, 2018 /PRNewswire/ — LyondellBasell (NYSE: LYB), one of the largest plastics, chemicals and refining companies in the world, today announced it has completed the acquisition of A. Schulman, Inc., a leading global supplier of high-performance plastic compounds, composites and powders.

“This acquisition builds upon our complementary strengths, creating a substantial value proposition for our customers and positioning the company for future growth in this space,” said Bob Patel, CEO of LyondellBasell. “Moving forward, our team is focused on a seamless integration that captures opportunity and creates exceptional value for our shareholders.”

The acquisition more than doubles LyondellBasell’s existing compounding business and broadens the company’s reach into growing, high-margin end markets such as automotive, construction materials, electronic goods and packaging.

Advanced Polymer Solutions segment

The combined business will operate as a stand-alone Advanced Polymer Solutions reporting segment. In addition to LyondellBasell’s existing polypropylene compounding (PPC) assets and the A. Schulman assets, the segment will include:

•

Catalloy thermoplastic resins – polymers that combine the advantages of polyolefins and elastomers, offering customers durable and flexible products for the automotive, packaging and construction industries

•	Polybutene-1 resins – plastics that offer a combination of temperature resistance and strength and are used in modern water pipes, construction materials and re-closeable packaging

New to LyondellBasell’s product portfolio are several materials previously manufactured by A. Schulman that will also be included in the Advanced Polymer Solutions segment going forward:

•	Engineered composites – lightweight, strong materials that are used in infrastructure, aerospace and automotive applications such as headlamps

•	Powders – specialty particle materials used in coatings, rotational molding, toll compounding and other technical applications

•	Masterbatches – coloring and additive materials used in the production of paper, paint and plastic goods around the world

“With the combination of LyondellBasell’s vertically integrated polypropylene compounding business and A. Schulman’s agile customer focus across broad and growing markets, Advanced Polymer Solutions is well positioned to deliver significant value for our customers and our shareholders,” said Jim Guilfoyle, Executive Vice President, Advanced Polymer Solutions and Global Supply Chain for LyondellBasell. “I’m convinced we have all of the ingredients to build a world-class business that will reach a multitude of markets with a full range of innovative, tailored products and solutions.”

More information on the transaction is available on LyondellBasell’s website at

www.LyondellBasell.com/AdvancedPolymerSolutions.

Shearman & Sterling LLP served as LyondellBasell’s legal counsel during the acquisition, while J.P. Morgan and Dyal Co. LLC served as co-financial advisors. Skadden, Arps, Slate, Meagher & Flom LLP served as A. Schulman’s legal counsel, while Citigroup Global Markets, Inc. served as financial advisor.

About LyondellBasell

LyondellBasell (NYSE: LYB) is one of the largest plastics, chemicals and refining companies in the world. Driven by its employees around the globe, LyondellBasell produces materials and products that are key to advancing solutions to modern challenges like enhancing food safety through lightweight and flexible packaging, protecting the purity of water supplies through stronger and more versatile pipes, improving the safety, comfort and fuel efficiency of many of the cars and trucks on the road, and ensuring the safe and effective functionality in electronics and appliances. LyondellBasell sells products into more than 100 countries and is the world’s largest producer of polypropylene compounds and the largest licensor of polyolefin technologies. In 2018, LyondellBasell was named to Fortune magazine’s list of the “World’s Most Admired Companies.” More information about LyondellBasell can be found at www.LyondellBasell.com.

FORWARD-LOOKING STATEMENTS

The statements in this release and the related teleconference relating to matters that are not historical facts are forward-looking statements. These forward-looking statements are based upon assumptions of management which are believed to be reasonable at the time made and are subject to significant risks and uncertainties. Actual results could differ materially based on factors including, but not limited to our ability to achieve expected cost savings and other synergies; future opportunities for the combined company; the business cyclicality of the chemical, polymers and refining industries; the availability, cost and price volatility of raw materials and utilities, particularly the cost of oil, natural gas, and associated natural gas liquids; competitive product and pricing pressures; labor conditions; our ability to attract and retain key personnel; operating interruptions (including leaks, explosions, fires, weather-related incidents, mechanical failure, unscheduled downtime, supplier disruptions, labor shortages, strikes, work stoppages or other labor difficulties, transportation interruptions, spills and releases and other environmental risks); the supply/demand balances for our and our joint ventures’ products, and the related effects of industry production capacities and operating rates; our ability to successfully execute projects and growth strategies; any proposed business combination, the expected timetable for completing any proposed transactions and the receipt of any required governmental approvals; future financial and operating results; benefits and synergies of any proposed transactions; legal and environmental proceedings; tax rulings, consequences or proceedings; technological developments, and our ability to develop new products and process technologies; potential governmental regulatory actions; political unrest and terrorist acts; risks and uncertainties posed by international operations, including foreign currency fluctuations; and our ability to comply with debt covenants and service our debt. Additional factors that could cause results to differ materially from those described in the forward-looking statements can be found in the “Risk Factors” section of our Form 10-K for the year ended December 31, 2017, which can be found at www.LyondellBasell.com on the Investor Relations page and on the Securities and Exchange Commission’s website at www.sec.gov.

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